UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November  17, 2005

Croff Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

1-100	87-0233535
(Commission File Number)	(IRS Employer Identification No.)

3773 Cherry Creek Drive North, Suite 1025 Denver, CO	80209
(Address of Principal Executive Offices)	(Zip Code)

(303) 383-1555

(Registrant’s Telephone Number, Including Area Code)

Item 4.02.	Non-Reliance

Revision of 10-Q for period ending September 30, 2005

1	On November 17, 2005, the CED and the Chairman of the Audit Committee of Registrant, after discussing the matter with the registrant’s, independent accountants, determined to file an amended 10-Q for the quarter ending September 30, 2005, to include a plug and abandonment expense calculated in compliance with FAS 143

2	Management does not believe any changes based on the revised schedule of Plug and Abandonment expenses are material to the financial but may result in some changes to the financial statements and Footnote 1 to the financial statements.

3	This filing was discussed with the registrant’s independent accountants, audit committee chairman, President and legal counsel.

4	The amended 10-Q is expected to be filed within ten business days.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROFF ENTERPRISES, INC.
(Registrant)

Date: November 17, 2005	/s/ Gerald L. Jensen
Gerald L. Jensen
President Chief Executive Officer

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